  Exhibit 10.3

SECOND AMENDMENT OF SUBLICENSE AGREEMENT

THIS SECOND AMENDMENT OF SUBLICENSE AGREEMENT (this "First Amendment") is executed as of January 26, 2021, by and between CGI Cellerate RX, LLC, a Texas limited liability company, having its principle place of business at 7500 Rialto Boulevard, Building II, Suite 220, Austin, TX 78735 (“Sublicensor”), and Cellerate, LLC, a Texas limited liability company having its principal place of business at 1200 Summit Avenue, Suite 414, Fort Worth Texas 76102, (“Sublicensee”). Sublicensor and Sublicensee are sometimes each referred to herein as a “Party” and collectively, as the “Parties

RECITALS

On August 27, 2018, Sublicensor and Sublicensee entered into that certain agreement whereby Sublicensor granted an exclusive, non-revocable, transferrable right in and to the Licensed IP to sell, export, market and distribute, Products for Wound Care (including, without limitation, the Products listed on Schedule A attached hereto) within the Territory in the Field of Use (the “Sublicense”) to Sublicensee to be effective the 28th day of August, 2018, (the “Effective Date”).

It is mutually understood and agreed by and between the Parties that as of this date Subsection 6.1 is changed to read as follows:

6.1           Term. The term of this Agreement commences on the Effective Date and shall run until May 17, 2050 and then continue each Year thereafter so long as Licensee's Net Sales each Year are equal to or in excess of ONE MILLION DOLLARS ($1,000,000) (the "Term") unless terminated sooner as set forth below. In the event Licensee's Net Sales fall below ONE MILLION DOLLARS ($1,000,000) for any Year commencing after May 17, 2050, then in such event, Licensor shall have the right to terminate this Agreement upon written notice to the Licensee.

All other terms and conditions that are not hereby amended are to remain in full force and effect.

CGI Cellerate RX, LLC,

as Sublicensor

By /s/ Bradley Gurasich

Brad Gurasich

Vice President

CELLERATE, LLC,

as Sublicensee

By /s/ J. Michael Carmena

Mike Carmena

President